UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2014

COLONY FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-34456	27-0419483
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2450 Broadway, 6th Floor Santa Monica, CA	90404
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 282-8820

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 5, 2014, CMC Loan Funding A, LLC (“CMC Loan Funding A”), an indirect wholly owned subsidiary of Colony Financial, Inc. (the “Company”), entered into a master repurchase agreement (the “Credit Facility”) with JPMorgan Chase Bank, National Association. The Credit Facility will be used primarily to finance first mortgage loans and senior interests therein secured by commercial real estate as more particularly described in the Credit Facility (“Eligible Assets”). The Credit Facility also permits a limited percentage of Eligible Assets to consist of junior mortgage loans, junior participation interests and mezzanine loans. The Credit Facility, together with the related transaction documents, provides up to $150 million of financing for Eligible Assets.

Advances under the Credit Facility for first mortgages and senior interests therein accrue interest at per annum pricing rates ranging from LIBOR plus 2.25% to LIBOR plus 2.50%, with a maximum loan-to-value ratio on advances of 40.0% to 60.0%, depending on the type of borrowing elected by CMC Loan Funding A, subject to adjustment and as further described in the Credit Facility. The Credit Facility has a term of three years, inclusive of a one-year extension option, which may be exercised by CMC Loan Funding A upon the satisfaction of certain conditions set forth in the Credit Facility.

In connection with the Credit Facility, the Company entered into a guarantee agreement (the “Guarantee”), under which the Company guaranties the obligations under the Credit Facility. The Guarantee includes various covenants that are substantially the same as the corresponding covenants included in the Company’s existing revolving credit facility, including financial covenants relating to liquidity, leverage, fixed charge coverage and tangible net worth.

The Credit Facility and the Guarantee contain representations, warranties, covenants, events of default and indemnities that are customary for agreements of these types.

JPMorgan Chase Bank, National Association is a lender and the administrative agent, and its affiliate is a joint lead arranger and joint bookrunner, under the Company’s existing revolving credit facility.

The foregoing summary does not purport to be a complete description and is qualified in its entirety by reference to the Credit Facility and the Guarantee, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Uncommitted Master Repurchase Agreement, dated as of February 5, 2014, between CMC Loan Funding A, LLC, as seller, and JPMorgan Chase Bank, National Association, as buyer

10.2	Guarantee Agreement, dated as of February 5, 2014, made by Colony Financial, Inc., as guarantor, in favor of JPMorgan Chase Bank, National Association, as buyer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 10, 2014	COLONY FINANCIAL, INC.

	By:	/s/ Darren J. Tangen
Darren J. Tangen
Chief Operating Officer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Uncommitted Master Repurchase Agreement, dated as of February 5, 2014, between CMC Loan Funding A, LLC, as seller, and JPMorgan Chase Bank, National Association, as buyer

10.2	Guarantee Agreement, dated as of February 5, 2014, made by Colony Financial, Inc., as guarantor, in favor of JPMorgan Chase Bank, National Association, as buyer